UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 26, 2005

PIONEER DRILLING COMPANY

(Exact name of registrant as specified in its charter)

Texas	1-8182	74-2088619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1250 N.E. Loop 410, Suite 1000 San Antonio, Texas		78209
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (210) 828-7689

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 26, 2005, Pioneer Drilling Company amended its $47 million secured credit facility, which originally consisted of a $7 million revolving line and letter of credit facility and a $40 million acquisition facility for the acquisition of drilling rigs, drilling rig transportation equipment and associated equipment. The amendment renews and extends the term of the revolving line and letter of credit facility to October 27, 2006. Also, the amendment provides us the option of selecting an interest rate based on Frost National Bank’s prime rate (6.75% at October 26, 2005) or an interest rate based on a LIBOR plus an additional percentage ranging from 1.75% to 2.5%, depending on Pioneer Drilling Company’s operating leverage ratio. Borrowings will be secured by various of our assets, including all of our drilling rigs, associated equipment and receivables. Frost National Bank is the administrative agent and lead arranger under the amended credit facility, and the lenders include Frost National Bank, the Bank of Scotland and Zions First National Bank.

The principal amount of each advance under the acquisition facility will be payable in equal monthly installments, plus interest, based on an amortization of the original principal amount of each advance over a period of six years from the date of the note advance. The final installment of each note advance will be due three years from the date of advance in the amount of the then remaining principal balance.

The credit facility contains various covenants pertaining to debt to capitalization ratio, leverage and fixed charge coverage ratios and restrict us from paying dividends. We will determine compliance with the ratios on a quarterly basis, based on the previous four quarters. Events of default, which could trigger an early repayment requirement, include among others:

•	our failure to make required payments;

•	any sale of assets not permitted by the credit agreement;

•	our failure to comply with financial covenants related to a capitalization ratio of not more than 0.3 to 1, an operating leverage ratio of not more than 3 to 1, and a fixed charge coverage ratio of not less than 1.5 to 1;

•	our incurrence of additional indebtedness in excess of $3 million not already allowed by the credit facility;

•	An event which results in a change in the ownership of at least 40% of all classes of our outstanding capital stock; and

•	any payment of cash dividends on our common stock.

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Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

4.1	Third Amendment dated October 26, 2005 to Credit Agreement between Pioneer Drilling Services, Ltd. and Frost National Bank, as Administrative Agent, Agent, Lead Arranger and Lender dated October 29, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER DRILLING COMPANY

By:	/s/ William D. Hibbetts
William D. Hibbetts Senior Vice President and Chief Financial Officer

Date: October 28, 2005

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